Exhibit 99.1

Viracta Therapeutics Announces Chief Executive Officer Leadership Succession to Drive the Next Phase of the Company’s Strategic Development and Growth

Viracta Therapeutics’ Board of Directors appoints Mark Rothera as President and Chief Executive Officer

Founding President and CEO Ivor Royston, M.D., will continue to serve as a Member of Viracta’s Board of Directors

PR Newswire, San Diego, September 19, 2022 – Viracta Therapeutics, Inc. (Nasdaq: VIRX), a precision oncology company targeting virus-associated malignancies, today announced the succession of its President and Chief Executive Officer, Ivor Royston, M.D. to Mark Rothera, who was appointed as President and CEO and member of the Board of Directors, effective today. Dr. Royston will support the leadership transition and continue to serve as a member of the Board of Directors.

“We are pleased to welcome Mark as Viracta’s new President and Chief Executive Officer, given his demonstrated strategic execution, deep commercialization experience and proven global leadership skills, as the Company advances Nana-val towards later-stage clinical development, marketing approval and important global strategic positioning,” said Roger J. Pomerantz, M.D., F.A.C.P, Chairman of the Board of Directors at Viracta. “On behalf of the Viracta Board of Directors, we would like to thank Ivor for his visionary leadership in advancing a new and potentially disruptive modality in the treatment of Epstein-Barr virus-associated cancers, and look forward to his continued service on the Board.”

“I am thrilled to be joining Viracta at this exciting time, as the company progresses Nana-val across multiple indications with the ambition of representing a tumor-agnostic approach to Epstein-Barr virus-associated cancers,” said Mr. Rothera. “I appreciate the solid foundation Ivor has established at Viracta, the strong team that he has assembled and the opportunity to expand on the promising clinical data in EBV-positive lymphoma. I view this transition as a passing of the baton and look forward to leveraging my strategic and global commercial experience to optimally position Nana-val to help patients suffering from some of the most aggressive forms of cancer, whilst maintaining a clear focus on driving shareholder value.”

Mr. Rothera brings more than 30 years of experience in the biopharmaceutical industry, with a strong record of commercial and global leadership, including driving the successful build of multiple biotech companies, predominantly in the field of rare or specialty diseases. Prior to joining Viracta, Mr. Rothera served as President and CEO of Silence Therapeutics (NASDAQ: SLN), a clinical-stage organization focused on developing RNA therapies for hematology, cardiovascular and rare diseases. He previously served as CEO of Orchard Therapeutics (NASDAQ: ORTX), where he oversaw its transformation from a small U.K.-based, privately held company with two clinical-stage programs into a leading gene therapy company with seven clinical-stage programs and fully integrated capabilities. During his tenure, Orchard Therapeutics secured more than $600 million in financing and grew from a market capitalization of $250 million to more than $1.7 billion at its peak. Prior to Orchard, Mr. Rothera served as Chief Commercial Officer of PTC Therapeutics (NASDAQ: PTCT), where he helped it evolve into a commercial company with a global footprint, including the successful launch of two rare disease therapies. Previously, he served as Global President of Aegerion Pharmaceuticals Inc. and Vice President and General Manager of commercial operations at Shire Human Genetic Therapies for Europe, Middle East and Africa. Mr. Rothera received an M.A. in Natural Sciences from Cambridge University and an M.B.A. from the European Institute for Business Administration (INSEAD).

“As the Company progresses in its transition from development stage towards commercialization, Viracta will benefit from Mark’s over 30 years of global leadership experience in the biopharmaceutical industry, having driven the strategic advancement of multiple biotechnology companies from development stage to commercialization,” stated Dr. Royston. “I am fortunate to have been involved in building a superb management team that will continue our vision of creating new therapies for virus-associated cancers. With this transition, I look forward to supporting the advancement of the Company as a Viracta board member and I am confident and excited about Viracta’s future under Mark’s leadership.”

About Nana-val (Nanatinostat and Valganciclovir)

Nanatinostat is an orally available histone deacetylase (HDAC) inhibitor being developed by Viracta. Nanatinostat is selective for specific isoforms of Class I HDACs, which is key to inducing viral genes that are epigenetically silenced in Epstein-Barr virus (EBV)-associated malignancies. Nanatinostat is currently being investigated in combination with the antiviral agent valganciclovir as an all-oral combination therapy, Nana-val, in various subtypes of EBV-associated malignancies. Ongoing trials include a pivotal, global, multicenter, open-label Phase 2 basket trial in multiple subtypes of relapsed/refractory EBV+ lymphoma (NAVAL-1) as well as a multinational Phase 1b/2 trial in patients with EBV+ recurrent or metastatic nasopharyngeal carcinoma and other EBV+ solid tumors.

About EBV-Associated Cancers

Approximately 90% of the world’s adult population is infected with Epstein-Barr virus (EBV). Infections are commonly asymptomatic or associated with mononucleosis. Following infection, the virus remains latent in a small subset of lymphatic cells for the duration of the patient’s life. Cells containing latent virus are increasingly susceptible to malignant transformation. Patients who are immunocompromised are at an increased risk of developing EBV+ lymphomas. EBV is estimated to be associated with approximately 2% of the global cancer burden including lymphoma, nasopharyngeal carcinoma and gastric cancer.

About Viracta Therapeutics, Inc.

Viracta is a precision oncology company targeting virus-associated malignancies. Viracta’s lead product candidate is an all-oral combination therapy of its proprietary investigational drug, nanatinostat, and the antiviral agent valganciclovir (collectively referred to as Nana-val). Nana-val is currently being evaluated in multiple ongoing clinical trials, including a pivotal, global, multicenter, open-label Phase 2 basket trial for the treatment of multiple subtypes of relapsed/refractory Epstein-Barr virus-positive (EBV+) lymphoma (NAVAL-1), as well as a multinational Phase 1b/2 trial for the treatment of EBV+ recurrent or metastatic nasopharyngeal carcinoma and other EBV+ solid tumors. Viracta is also pursuing the application of its inducible synthetic lethality approach in other virus-related cancers.

For additional information please visit www.viracta.com.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: the details, timeline and expected progress for Viracta’s ongoing trials and updates regarding the same, the announced changes to management, statements concerning or implying Viracta’s future performance, goals and potential, and the ability of management personnel to contribute to the execution of Viracta’s vision, performance, goals and potential. Risks and uncertainties related to Viracta that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: Viracta’s ability to successfully enroll patients in and complete its ongoing and planned clinical trials; Viracta’s plans to develop and commercialize its product candidates, including all oral combinations of nanatinostat and valganciclovir; the timing of initiation of Viracta’s planned clinical trials; the timing of the availability of data from Viracta’s clinical trials; previous preclinical and clinical results may not be predictive of future clinical results; the timing of any planned investigational new drug application or new drug application; Viracta’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of Viracta’s product candidates; Viracta’s ability to manufacture or supplying nanatinostat, valganciclovir and pembrolizumab for clinical testing; Viracta’s ability to identify additional products or product candidates with significant commercial potential; developments and projections relating to Viracta’s competitors and its industry; the impact of government laws and regulations; Viracta’s ability to protect its intellectual property position; and Viracta’s estimates regarding future expenses, capital requirements and need for additional financing in the future.

These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Viracta’s reports and other documents that Viracta has filed, or will file, with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. Viracta assumes no obligation and does not intend to update these forward-looking statements, except as required by law or applicable regulation.

Investor Relations Contact:

Ashleigh Barreto

Head of Investor Relations & Corporate Communications

Viracta Therapeutics, Inc.

abarreto@viracta.com

SOURCE Viracta Therapeutics, Inc.